Exhibit 4.1.2

AMENDMENT TO AGREEMENTS NO. 5

        THIS AMENDMENT TO AGREEMENTS NO. 5 (the “Amendment No. 5”) dated as of May 29, 2004, by and between FLEET NATIONAL BANK, a national banking association having an office located at 69 State Street, Albany, New York 12207 (the “Bank”) and BALCHEM CORPORATION, a corporation organized and existing under the laws of the State of Maryland and having an address of P.O. Box 600, New Hampton, New York 10958 (the “Borrower), and BCP INGREDIENTS, INC. a business corporation organized and existing under the laws of the Sate of Delaware and having an address of c/o Balchem Corporation, P.O. Box 600, New Hampton, New York 10958 (the “Guarantor”). Any capitalized terms not otherwise defined herein shall have the meaning ascribed to it in the Loan Agreement (as defined below).

RECITALS:

        WHEREAS by a certain Loan Agreement dated June 1, 2001, (the “Agreement”) the Bank and the Borrower entered into agreement whereby the Bank extended a line of credit to Borrower in the amount of Three Million and 00/100 Dollars ($3,000,000.00) and a term loan in the amount of Thirteen Million Five Hundred Thousand and 00/100 ($13,500,000.00);

        WHEREAS the obligations of Borrower to the Bank were secured by a Security Agreement by and between the Borrower and the Bank dated June 1, 2001 and by and between the Guarantor and the Bank (the “Security Agreements”);

        WHEREAS the obligations of Borrower to the Bank were guaranteed by the Guarantor pursuant to a written Guaranty, dated June 1, 2001 (the “Guaranty”);

        WHEREAS, the line of credit was evidenced by a Promissory Note (Revolving Line of Credit) dated June 1, 2001 from Borrower to Bank in the amount of Three Million and 00/100 Dollars ($3,000,000.00) (the “Line of Credit Note”) and the term loan was evidenced by a Note dated June 1, 2001 from Borrower to Bank in the amount of Thirteen Million Five Hundred Thousand and 00/100 Dollars ($13,500,000.00);

        WHEREAS the Agreement, Security Agreements, Line of Credit Note and the Guaranty are collectively referred to herein as the “Loan Documents”;

        WHEREAS the Loan Documents were amended by an Amendment to Agreements No. 1 dated August 1, 2001, an Amendment to Agreements No. 2 dated January 9, 2002, an Amendment to Agreements No. 3 dated May 23, 2002, a letter agreement dated December 27, 2002, a letter agreement dated May 28, 2003 and an Amendment to Agreements No. 4 dated August 21, 2003.

        WHEREAS the Borrower has requested and the Bank has agreed to modify the Line of Credit as provided herein

        NOW, THEREFORE, in consideration of the foregoing recitals and the promises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

        1. The terms and conditions of the Loan Documents are hereby modified to reflect the following amendments and modifications:

        a) The Bank agrees to extend the maturity of the line of credit until May 29, 2005.

        2. By entering into this agreement, the Bank in no way waives any rights it may have against the Borrower or Guarantor pursuant to the Loan Documents except as the same have been expressly modified hereby.

        3. The Borrower and Guarantor hereby warrant that the same security and collateral, which secures and collateralizes the Line of Credit Note shall continue to secure and collateralize the Line of Credit Note amended hereby.

        4. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Loan Documents shall remain in full force and effect except as expressly provided and amended hereby.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

FLEET NATIONAL BANK By: /s/ Schuyler Tilly —————————————— Name: Schuyler Tilly Title: Vice President

BALCHEM CORPORATION By: /s/ Frank J. Fitzpatrick —————————————— Name: Frank J. Fitzpatrick Title: Chief Financial Officer

BCP INGREDIENTS, INC. By: /s/ Frank J. Fitzpatrick —————————————— Name: Frank J. Fitzpatrick Title: Treasurerr

ACKNOWLEDGEMENTS ON FOLLOWING PAGE

ACKNOWLEDGMENTS

STATE OF NEW YORK           )

                                                    )ss:

COUNTY OF ALBANY           )

        On the ______ day of _________ in the year 2004 before me, the undersigned, personally appeared Schuyler Tilly, personally known to me or proved to me on the basis of satisfactory evidence to the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

___________________________________________
Notary Public

STATE OF NEW YORK           )

                                                    )ss:

COUNTY OF ALBANY           )

        On the ______ day of _________ in the year 2004 before me, the undersigned, personally appeared Frank J. Fitzpatrick, personally known to me or proved to me on the basis of satisfactory evidence to the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that y his signatures on the instrument, the individual, and the person upon behalf of which the individual acted, executed the instrument.

___________________________________________
Notary Public